As filed with the Securities and Exchange Commission on September 2, 1997

Registration Number 33-20783-D                  SEC File Number 2-78287-NY

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ALPHA BYTES, INC.
            (exact name of registrant as specified in its charter)


                  COLORADO                          84-1064958
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)      Identification Code Number)


      ALPHA BYTES, INC.                       ANTON STEPHENS, CHAIRMAN
      521 BUFALO AVENUE                          ALPHA BYTES, INC.
      NIAGARA FALLS, NY 11430                    521 BUFFALO AVENUE
      (716) 284-2465                              (716) 284-2465

   (Address, including zip code           (Address, including zip code and
    telephone number, including area       telephone number, including area
    code of Registrants principal          code of agent for service)
    place of Business)

       INVESTMENT BANKING AGREEMENT WITH FORTRESS FINANCIAL GROUP, LTD.
       ----------------------------------------------------------------
Full Title of Plan:

Copies to:

          Robert E. Jordan, Esquire                Anton Stephens, Chairman
          Peters Maxey Short & Maxey, P.A.         Alpha Bytes, Inc.
          3001 Ponce De Leon Boulevard, Suite 200  521 Buffalo Avenue
          Coral Gables, Florida 33134              Niagara Falls, New York 11430

                        CALCULATION OF REGISTRATION FEE*
- --------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum
Title of Each Class                  Amount             Offering          Aggregate       Amount
of Securities to                     to be              Price             Offering        of Regis-
be Registered                        Registered         Per Unit          Price           tration Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock. $0.001 par value       100,000            0.4375            $43,750.00      $100.00
- --------------------------------------------------------------------------------------------------------------------

    Pursuant to the provisions of Securities and Exchange Commission Rule 416, the Registrant is registering such additional securities as may he issuable pursuant to applicable anti-delusive obligations of the Registrant with reference to the securities registered.

     This registration statement is comprised of 12 consecutively numbered
                                                 --
pages, including exhibits. The exhibit index called for by Item 601 of Regulation SK is located at page 3.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE
- ------   ---------------------------------------

The following documents, which have been filed by ALPHA BYTES, INC. (the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

(a)
The Registrant's annual report on Form 10-K for the fiscal year ended January 31, 1996, filed with the Securities and Exchange Commission on March 16, 1997.

(b)
The Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended June 16, 1997, filed with Securities and Exchange Commission on July 30, 1997 respectively.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall, except to the extent otherwise provided by any rule promulgated by the Securities and Exchange Commission, be deemed incorporated by reference in this Registration statement and to be part hereof from the date of filing such document.

ITEM 4    DESCRIPTION OF SECURITIES
- ------    -------------------------

The description of the Registrant's securities contained in Part II, Item 5 of the Registrant's annual report on Form 10-K for the year ending January 31, 1997, is hereby incorporated by reference.

ITEM 5    INTERESTS OF NAMED EXPERTS AND COUNSEL
- ------    --------------------------------------

Not Applicable.

ITEM 6    INDEMNIFICATION OF DIRECTORS
- ------    ----------------------------

In accordance with General Corporation Laws of the State of Colorado which were in effect at the time Registrant was incorporated, the Registrant Board of Directors adopted by resolution, as further set forth in the Registrant's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party of reason of the fact that such person was or is an officer or director to the full extent now allowed under the Colorado Corporation Act.

The Securities & Exchange Commission is of the opinion that indemnification of the Registrant's officers or directors for the matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 7    EXEMPTION FROM REGISTRATION CLAIMED
- ------    -----------------------------------

Not applicable.

ITEM 8    EXHIBITS
- ------    --------

Exhibit            Sequential   Description
Number             Page Number  of Exhibit
- -------            -----------  -----------
5.                 6            Opinion of Wirt T. Maxey, Esquire.
10.                7            Investment Banking Agreement with Fortress Financial

ITEM 9    UNDERTAKINGS
- ------    ------------

(A)  RULE 415 OFFERING
- ---  -----------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement: and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information;

     provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE
- ---  --------------------------------------------------------------------

          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing, of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)  FILING OF REGISTRATION STATEMENT ON FORM S-8
- ---  --------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
- ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby, certifies that it meets all of the requirements for filing of Form S-8 and has duly' caused this Registration Statement to be signed on its behalf by the undersigned in the City of Niagara Falls, State of New York on September 2, 1997.

ALPHA BYTES, INC.

                    /s/ Anton Stephens, Chairman
                    ----------------------------------------
                    Anton Stephens, Chairman

                    /s/ Christine Stephens
                    ----------------------------------------
                    Christine Stephens, Secretary & Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date                        Name         Signature  Positions:
- -------------------  ------------------  ---------  --------------------------------------------

September 2, 1997    Anton Stephens                 Chairman, Chief Executive
                                                    Officer & Director

September 2, 1997    Christine Stephens             Secretary and Director

Being all of the members of the Registrant's Board of Directors.

                                    Registration Number 33-20783-D



                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                    THE SECURITIES ACT OF 1933, AS AMENDED

                               ALPHA BYTES, INC.



                                   EXHIBITS